UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, all outstanding shares of Series 10 Convertible Preferred Stock (the “Series 10 Preferred Stock”), of XTI Aerospace, Inc. (the “Company”), all of which were purchased by Unusual Machines, Inc. (“Unusual Machines”) for $25,000,000 (the “Subscription Amount”) in a private placement that closed on November 12, 2025, automatically converted into shares of the Company’s common stock (the “Common Stock”), subject to the beneficial ownership limitation in the Series 10 Preferred Stock, as a result of the Company’s shareholders’ approval of the issuance of Company securities for purposes of Nasdaq Listing Rule 5635 at the 2025 annual meeting of shareholders held on December 30, 2025.

In accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series 10 Preferred Stock, each outstanding share of Series 10 Preferred Stock automatically converted into that number of shares of Common Stock determined by dividing the $1,000 stated value per share of Series 10 Preferred Stock (the “Stated Value”) plus all unpaid accrued and accumulated preferential dividends on such share (whether or not declared) by a conversion price of $1.492 per share. From the date of issuance (November 12, 2025) until the automatic conversion, each share of Series 10 Preferred Stock accrued preferential dividends at an annual rate of 12.0% of the Stated Value computed on the basis of a 360-day year and twelve 30-day months.

As a result of the automatic conversion of the Series 10 Preferred Stock, on January 5, 2026, the Company issued Unusual Machines 1,721,980 shares of Common Stock (the “Shares”) and a pre-funded warrant to purchase 15,307,735 shares of Common Stock (the “Pre-Funded Warrant” and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant, the “Pre-Funded Warrant Shares”). The Pre-Funded Warrant was issued in lieu of Common Stock due to the beneficial ownership limitation in the Series 10 Preferred Stock.

The Pre-Funded Warrant is immediately exercisable and may be exercised at any time until it is exercised in full. The Pre-Funded Warrant has an exercise price of $0.0001 per share, provided that such exercise price is deemed pre-paid as part of the Subscription Amount. The Pre-Funded Warrant may not be exercised if the holder thereof (together with its affiliates and any other persons acting as a group with such holder) would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise; provided, however, that the holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 9.99%. The Pre-Funded Warrant includes customary provisions including rights upon a fundamental transaction, adjustments for stock splits and dividends and purchase rights.

The Shares, the Pre-Funded Warrant and the Pre-Funded Warrant Shares were, or will be, as the case may be, offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) and Rule 506(b) of Regulation D of the Securities Act.

Unusual Machines represented that it was an “accredited investor” as such term is defined in Regulation D under the Securities Act, and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares, the Pre-Funded Warrant and the Pre-Funded Warrant Shares are subject to transfer restrictions and contain/will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent an effective registration statement under the Securities Act or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing description of the Pre-Funded Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Pre-Funded Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As of January 5, 2026, the Company had 34,508,796 shares of Common Stock outstanding, which includes the Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with Chief Strategy Officer and Stock Option Award

On January 9, 2026, the Company entered into a new employment agreement with Tobin Arthur, the Company’s Chief Strategy Officer, effective as of January 5, 2026 (the “Arthur Employment Agreement”), which superseded and replaced the Company’s prior employment agreement with Mr. Arthur.

Pursuant to the terms of the Arthur Employment Agreement, Mr. Arthur will receive an annualized base salary of $600,000, which is subject to annual review by the compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”). In addition, the Company’s Chief Executive Officer may, in his sole discretion, award Mr. Arthur a quarterly bonus of up to 100% of his then current annualized base salary based on an evaluation of Mr. Arthur’s performance against quarterly performance objectives to be agreed upon between Mr. Arthur and the Company’s Chief Executive Officer. The sum of all calendar year quarterly bonuses will not exceed 100% of Mr. Arthur’s then current annualized base salary.

In addition, within 30 days of executing the Arthur Employment Agreement, Mr. Arthur will receive a continuation bonus of $250,000, paid in six equal monthly installments. Furthermore, if the Company closes an investment in or acquisition of another company through the purchase of either some or all of such target company’s equity or all or substantially all of such target company’s assets that are used in or useful to the business of such target company, with total transaction consideration paid by the Company or its subsidiary equal to or in excess of $10 million, Mr. Arthur may be awarded a bonus, at the Board’s sole discretion, based on criteria to be submitted to the Board by Mr. Arthur on a case-by-case basis within 30 days after the closing of each such transaction.

Pursuant to the Arthur Employment Agreement, Mr. Arthur is eligible to receive incentive awards of Company securities and the stock option grant described below, is entitled to participate in all Company benefit plans, and is entitled to the reimbursement of qualified expenditures incurred by him in accordance with the Company’s officer expense policy.

The Arthur Employment Agreement provides for an initial term of three years from the effective date, with automatic renewals for additional successive one-year periods thereafter, unless the Company provides Mr. Arthur with at least 180 days’ notice of the Company’s election to not renew. The Arthur Employment Agreement includes customary one-year non-solicitation provisions.

The Arthur Employment Agreement provides that the Company may terminate Mr. Arthur’s employment for Cause (as defined in the Arthur Employment Agreement) if 60% or more of the directors serving on the Board (a “Super Majority of the Board”) approves such termination by delivery of written notice to Mr. Arthur specifying the cause or causes relied upon for such termination and giving Mr. Arthur, together with his counsel, an opportunity to be heard before the Board prior to such Board action. Any such notice of termination will effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered. The Company may also terminate Mr. Arthur’s employment without Cause upon the approval of a Super Majority of the Board and delivery of written notice of termination to Mr. Arthur at any time, which notice will effect termination as of that date which is the greater of the number of days remaining on the then current term of the Arthur Employment Agreement, or 180 days. Mr. Arthur may terminate his employment with the Company for Good Reason (as defined in the Arthur Employment Agreement) within 12 months following the occurrence of an event or events constituting such Good Reason or upon 90 days’ notice without Good Reason.

If Mr. Arthur’s employment is terminated by death or disability, then Mr. Arthur, his designee, his beneficiary or his estate, as applicable, he will receive an amount equal to the sum of (i) Mr. Arthur’s annualized base salary as of his date of termination, plus (ii) the total of all bonuses awarded to Mr. Arthur during the twelve months prior to his date of termination, divided by 12 and then multiplied by 12 months. If Mr. Arthur’s employment is terminated by the Company for Cause, or if Mr. Arthur terminates employment without Good Reason, the Company is required to pay Mr. Arthur his base salary through the final date of termination at the rate in effect at the time of the notice of termination.

If Mr. Arthur terminates his employment with the Company for Good Reason or the Company terminates Mr. Arthur’s employment without Cause, then upon Mr. Arthur furnishing to the Company an executed waiver and release of claims in the form attached as an exhibit to the Arthur Employment Agreement (a “Waiver and Release”), Mr. Arthur will receive (i) his base salary through the date of termination, (ii) his annual base salary in effect at the time of termination, divided by 12 and then multiplied by 18 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Arthur during the twelve months prior to the date of termination, divided by 12 and then multiplied by 18 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Arthur on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Arthur until the final expiration of any applicable exercise period, and (v) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Arthur and his family were entitled to receive immediately prior to the date of termination.

In the event of a Change in Control (as defined in the Arthur Employment Agreement), and either (a) the Company or its successor following such Change in Control (the “New Company”) does not continue Mr. Arthur’s employment on terms no less favorable than as provided in the Arthur Employment Agreement as in effect immediately before the Change in Control (the “Continued Terms”), or (b) if the New Company and Mr. Arthur have agreed to continue his employment with the New Company on terms no less favorable to him than the Continued Terms and the New Company within 12 months following such Change in Control, either (i) terminates Mr. Arthur’s employment for any reason other than for Cause or (ii) without Mr. Arthur’s written consent, the New Company changes the terms of his employment to terms less favorable to him than the Continued Terms, and within 30 days of such reduction in terms, Mr. Arthur resigns from the New Company (the date of such termination or resignation being the “Discontinuation Date”), then upon Mr. Arthur furnishing to the New Company an executed Waiver and Release, the New Company shall pay to Mr. Arthur, within 30 days of the later of such Change in Control or the Discontinuation Date (as applicable), (i) his base salary through the date of the latter of the Change in Control and Discontinuation Date, (ii) his annual base salary in effect immediately prior to the Discontinuation Date divided by 12 and then multiplied by 36 months, (iii) an amount equal to the total of all bonuses awarded to Mr. Arthur during the twelve months prior to the Discontinuation Date, divided by 12 and then multiplied by 36 months, (iv) immediate vesting, in full, of all unvested Company securities or rights to such securities held by Mr. Arthur on the effective date of termination, and the continuation of the period for exercise of all vested securities of the Company held by Mr. Arthur until the final expiration of any applicable exercise period, (v) a bonus in an amount equal to (a) the fair market value used to calculate the income tax consequences of the immediate vesting of Company securities divided by (b) the difference between 100% and the highest combined federal and state income tax rate among all the members of the Executive Team (as defined in the Arthur Employment Agreement), and (vi) continued receipt, at the Company’s cost, for 18 months after termination of all employee benefits in which Mr. Arthur and his family were entitled to receive immediately prior to the date of termination.

On January 5, 2026, Mr. Arthur was granted options to purchase 1,512,200 shares of Common Stock pursuant to the Company’s Amended and Restated 2018 Employee Stock Incentive Plan, in accordance with the terms of the Arthur Employment Agreement. The stock options have an exercise price of $1.58 per share and expire ten years after the grant date. The stock options have the following vesting schedule: one-third of the stock options vested immediately on the grant date and the remaining stock options will vest in equal quarterly installments over a two year period.

The foregoing description of the Arthur Employment Agreement and the stock option award to Mr. Arthur does not purport to be complete and is qualified in its entirety by reference to the full text of the Arthur Employment Agreement and the form of Non-Qualified Stock Option Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Pre-Funded Warrant, dated January 5, 2026
10.1+	Employment Agreement, dated January 9, 2026, by and between XTI Aerospace, Inc. and Tobin Arthur
10.2+	Form of Non-Qualified Stock Option Agreement pursuant to the Amended and Restated XTI Aerospace, Inc. 2018 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on August 21, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: January 9, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer